Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No.333-239003) of TTEC Holdings, Inc. of our report dated February 29, 2024 relating to the financial statements of TTEC Holdings, Inc. and the effectiveness of internal control over financial reporting, which appears in TTEC Holdings, Inc's Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopersLLP
Denver, Colorado June 5, 2024